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                                                               Exhibit 10.19

                               KERR GROUP, INC.
                           PENSION RESTORATION PLAN


1.  Purpose of the Plan
The purpose of this Pension Restoration Plan (the "Plan") of Kerr Group, Inc. (the "Company") is to provide to employees of the Company who participate in the Kerr Group, Inc. Retirement Income Plan (the "Qualified Plan") retirement benefits which are unavailable to such persons under the Qualified Plan on account of the benefit limitations imposed under Sections 415 and 401(a)(17) (the "Statutory Benefit Limitations") of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

2.  Administration of the Plan
    (a) General Powers. The committee administering the Qualified Plan (the "Committee") also shall administer the Plan. The Committee shall have full authority to determine all questions arising in connection with the Plan, including its interpretation, may adopt procedural rules, and may employ and rely on such legal counsel, actuaries, accountants and agents as it may deem advisable to assist in the administration of the Plan. Decisions of the Committee shall be conclusive and binding on all persons.
    (b) Specific Powers. Without limiting the generality of Section 2(a), the Administrator shall have the following powers and duties:
    i. To furnish to all "Participants" (as defined in Section 3), upon request, copies of the Plan, and to require any

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          person to furnish such information as it may request for the purpose of the proper administration of the Plan as a condition to receiving any benefits under the Plan;
    ii. To make and enforce such rules and regulations and prescribe the use of such forms as it shall deem necessary for the efficient administration of the Plan;
    iii. To interpret the Plan, and to resolve ambiguities, inconsistencies and omissions, which findings shall be binding, final and conclusive;
    iv. To decide on questions concerning the Plan in accordance with the provisions of the Plan;
    v. To determine the amount of benefits which shall be payable to any person in accordance with the provisions of the Plan; to instruct the Company, or the trustee of any trust which may be established in connection with the Plan in accordance with Section 5(d), as to payments to be made under the Plan and to provide a full and fair review to any Participant whose claim for benefits has been denied in whole or in part; and
    vi. To designate persons to carry out any duty or power which would otherwise be a responsibility of the Committee.
    (c) Hold Harmless. To the extent permitted by law, the Committee and any person to whom it may delegate any duty or power in connection with administering the Plan, the Company and the officers and directors of the Company, shall be entitled to rely conclusively upon, and shall be fully protected in any action taken

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or not taken by them in good faith in the reliance upon, any actuary, counsel, accountant, other specialist or other person selected by the Committee, or in reliance upon any tables, valuations, certificates, opinions or reports which shall be furnished by any of them. Further, to the extent permitted by law, the Committee, the Company, and the officers and directors of the Company shall not be liable for any neglect, omission or wrongdoing of any other agent, officer or employee of the Company. Any person claiming benefits under the Plan shall look solely to the Company for redress.
    (d) Plan Expenses. All expenses incurred that shall arise in connection with the administration of the Plan, including, but not limited to administrative expenses, proper charges and disbursements, compensation and other expenses and charges of any actuary, counsel, accountant, specialist or other person who shall be employed by the Committee in connection with the Plan, shall be paid by the Company.
    (e) Claims Procedure. A claim for benefits under the Plan must be made to the Committee in writing. The Committee shall provide adequate notice in writing to any Participant, joint annuitant or beneficiary whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial, written in a manner calculated to be understood by the claimant. If a claim is denied, the Participant, joint annuitant or beneficiary may request a review of the denial, but such a request must be in writing, and must be submitted to the Committee

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within 60 days after the claimant's claim has been denied. A decision upon review shall be made by the Committee within 60 days of the receipt of the request for review, unless the Committee determines that special circumstances require additional time, in which case a decision shall be rendered not later than 120 days after receipt of the request for review. The decision on the review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific reference to the pertinent Plan provisions on which the decision is based.
    (f) Indemnification. The Company shall indemnify and hold harmless the Committee, and the individual members thereof, against any and all claims, loss, damage, expense or liability (including reasonable attorney's fees) arising from any action or failure to act with respect to the Plan, except in the case of gross negligence or willful misconduct.

3.  Application of the Plan
    Any individual employed by the Company, or by an affiliate of the Company which has adopted the Plan by action of its Board of Directors with the consent of the Board of Directors of the Company (the "Board"), whose benefits under the Qualified Plan are limited by the application of the Statutory Benefit Limitations shall participate in the Plan, and shall be referred to hereunder as a "Participant". The benefits provided hereunder in respect of any Participant shall be paid by the corporation which employed such

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Participant. In the case of a Participant who is employed by more than one of the Company and any affiliated corporations, the Committee shall allocate the cost of such benefits among the Company and such corporations in such manner as it deems equitable.

4.  Benefits Payable
    (a) Subject to Section 4(b) below, the Company shall pay to each Participant, his joint annuitant or beneficiary a benefit equal to the excess of:
    (i) The benefit that would have been paid to such person under the Qualified Plan (as it may be in effect from time to time), if the Qualified Plan was not subject to the Statutory Benefit Limitations, over
    (ii) the benefit actually paid to such person under the Qualified Plan, taking into account in each of (i) and (ii) above any decision made with respect to the Qualified Plan regarding early or deferred retirement, optional methods of benefit payment, pre-retirement death benefit coverage and any other factors which affect the amount, timing or form of the Participant's benefit thereunder.
    (b) The aggregate annual accrued benefit under the Plan and the Qualified Plan, when expressed as a single-life annuity on the life of the Participant in accordance with the terms of the Qualified Plan (and using the actuarial assumptions employed by the enrolled actuary for the Qualified Plan for the purpose of calculating benefits thereunder) shall be limited to $200,000.

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    (c)  A Participant's joint annuitant and beneficiary hereunder shall be the same as his joint annuitant and beneficiary under the Qualified Plan. Benefits payable to any person hereunder shall be paid at the same time and in the same manner as benefits payable to such person under the Qualified Plan in accordance with all the terms and conditions applicable to such benefits under the Qualified Plan (other than benefit limitation provisions adopted to conform to the Statutory Benefit Limitations). In no event shall an amount be payable under the Plan in respect of any Participant which would cause the actuarial value of the aggregate employer-provided pension benefits provided under the Qualified Plan and the Plan payable in respect of such Participant as of any date to exceed the actuarial value of the employer-provided benefits that would have been payable in respect of such Participant under the Qualified Plan in the absence of such Statutory Benefit Limitations.

5.  Miscellaneous
    (a) Amendment and Termination. The Plan may be terminated at any time by the Board, and may be amended at any time by the Board or the Committee, except that (i) any amendment which has a material impact on the cost to the Company of maintaining the Plan must be made by the Board, (ii) no such amendment or termination shall reduce the dollar amount of benefit accrued under the Plan by any Participant immediately before the effective date of the amendment or termination (although such dollar amount may be subsequently reduced through operation of the Plan to the extent


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that the benefits accrued by the Participant under the Qualified Plan immediately before such effective date are subsequently increased solely due to an adjustment in the Statutory Benefit Limitations) and (iii) clause (ii) and this clause (iii) of Section 5(a) may not be amended under any circumstances without the written consent of all Participants.
    (b) Plan Not Funded. Benefits payable under the Plan shall not be funded and shall be paid only out of the general assets of the Copmpany or any corporation referred to in Section 3. The Plan constitutes only a mere promise by the Company (and any participating affiliated corporation) to make benefit payments in the future. Plan participants and their beneficiaries have only the status of unsecured creditors of the Company (or any participating affiliated corporation) with respect to the benefits payable under the Plan.
    (c) Legal Status of Plan. It is intended that the Plan be considered a "plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" under the Employee Retirement Income Security
Act of 1974, as amended ("ERISA"), and the Plan is intended to be unfunded for tax purposes and for purposes of Title I of ERISA.
    (d) Use of Trust or Annuity Contracts. Notwithstanding the foregoing subsections (b) and (c), the Company may establish a trust from which payments to persons entitled to Plan benefits may be paid; provided, however, that such trust shall be a "grantor


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trust" under Section 677 of the Code, and shall conform in substance to the model "rabbi trust" appearing in Revenue Procedure 92-64, 1992-33 I.R.B. 11. Also, at the request of a Participant, joint annuitant or beneficiary, or on its own accord, the Committee may, in lieu of causing the Company or any such trust to pay from its assets a benefit to which such person is entitled, cause the Company or such trust to purchase an annuity contract which will provide benefits in an amount equal to that which such person in entitled under the Plan. Any such annuity contract must be purchased from a commercial insurance company qualified to do business in the State of California, and whose rating from each of those of Standard & Poor, Moody's and Duff & Phelps which rates such insurance company is one of the two highest given by such organization. The ownership of any such annuity contract shall be retained by the Company or such trust, whichever purchased it.
    (e) No Assignment. No right to payment or any other interest under the Plan shall be assignable or subject to attachment, execution or levy of any kind, and any attempt to assign any such payment or interest or make it so subject shall be void.
    (f) No Effect On Employment Rights. The establishment of the Plan shall not be construed as conferring any legal rights upon any employee or other person for a continuation of employment, nor shall it interfere with the right of the Company (or any contributing corporation) to discharge any employee.


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    (g)  Withholding.  The Company shall have the right to deduct from each payment to be made under the Plan any required withholding taxes.
    (h) Governing Law. The Plan shall be construed, administered and enforced according to the laws of the State of California.
    (i) Invalidity of Certain Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof and the Plan shall be construed and enforced as if such provision had not been included.
    (j) Successor Organizations. The Company agrees that it will not merge or consolidate with any other corporation or organization, or permit its business activities to be taken over by any other organization, unless and until the succeeding or continuing organization or corporation assumes the rights and obligations under the Plan, or other provision for payment of benefits due under the Plan have been made.

6.  Effective Date
    The effective date of the Plan is January 1, 1995.
    IN WITNESS WHEREOF, the Plan has been adopted by the Board on February 25, 1995, effective as described in Section 6.


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